UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2010

Medidata Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34387	13-4066508
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

79 Fifth Avenue, 8th Floor New York, New York	10003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 918-1800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The following proposals were submitted to the stockholders at the 2010 Annual Meeting of Stockholders held on May 18, 2010:

•	The election of seven directors to serve until our next annual meeting of stockholders or until their respective successors have been elected and qualified.

•	The ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

For more information about the foregoing proposals, see our proxy statement filed with the Securities and Exchange Commission on April 9, 2010, the relevant portions of which are incorporated herein by reference.

The number of shares of common stock entitled to vote at the annual meeting was 23,115,391. The number of shares of common stock present or represented by valid proxy at the annual meeting was 18,135,500. All matters submitted to a vote of our stockholders at the annual meeting were approved. The number of votes cast for and against and the number of abstentions and non-votes with respect to each matter voted upon are set forth below:

1. Election of Directors

The seven director nominees who received the highest number of votes (all of the individuals listed below) were elected to our board of directors, and will serve as directors until our next annual meeting or until their respective successors have been elected and qualified.

Director Nominee	Votes For	Votes Withheld	Non-Votes
Tarek A. Sherif	14,334,785	211,892	3,588,823
Glen M. de Vries	14,432,086	114,591	3,588,823
Carlos Dominguez	13,886,613	660,064	3,588,823
Neil M. Kurtz, M.D.	13,871,319	675,358	3,588,823
George W. McCulloch	13,892,213	654,464	3,588,823
Peter Sobiloff	14,429,536	117,141	3,588,823
Robert B. Taylor	14,430,136	116,541	3,588,823

2. Ratification of Deloitte & Touche LLP as independent registered public accounting firm

Stockholders ratified the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010. The results of the voting included 17,897,392 votes for, 156,880 votes against, and 81,228 votes abstained.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIDATA SOLUTIONS, INC.

Date: May 18, 2010

	By:	/s/ MICHAEL I. OTNER
	Name:	Michael I. Otner
	Title:	General Counsel and Secretary